                                                                   EXHIBIT 10.22


                               FIRST AMENDMENT TO
                                 DEED OF LEASE

         THIS FIRST AMENDMENT TO DEED OF LEASE (hereinafter, the "First Amendment") made as of the Nineteenth (19th) day of December, 1997, by and between WHITE PEARL INVESTMENT COMPANY ("Landlord"), a Delaware corporation having an office at c/o Rim Pacific Management, 8605 Westwood Center Drive, Suite 206, Vienna, Virginia 22182, and TCSI CORPORATION ("Tenant"), a Nevada corporation having an office at 8605 Westwood Center Drive, Suite 500, Vienna, Virginia, 22182.

                                    RECITALS

         A. COW HOLDINGS LIMITED, a Delaware corporation (hereinafter, "Former Landlord") and Tenant entered into that certain Deed of Lease dated July 25, 1996, (hereinafter, the "Lease") for certain office space containing approximately eleven thousand eight hundred forty-three (11,843) square feet of office space situated on the fifth (5th) floor (the "Premises") of the building located at 8603-8605 Westwood Center Drive, Vienna, Virginia (the "Building," the Building and the land on which the same is situate being herein referred to as the "Property").

         B. Landlord has succeeded to Former Landlord's interest in the Property.

         C. Landlord and Tenant desire to provide for an early termination of the Lease.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         1. Recitals. The foregoing recitals are true and correct and are herein incorporated by this reference.

         2. Definitions. Section 2 of the Lease is hereby amended as follows:


            (a) by redefining the term "Expiration Date" in Section 2b to read as follows:


         "December 19, 1997, unless otherwise sooner terminated in accordance with the provisions of this Lease.";


            (b) by redefining the term "Landlord's Mailing Address" in Section 2(d) to read as follows:


         "White Pearl Investment Company
         15520 Rockfield Boulevard
         Suite G
         Irvine, California 92618
         Attention: Asset Manager

         with a copy to:

         Rim Pacific Management
         8605 Westwood Center Drive
         Suite 206,
         Vienna, Virginia 22182
         Attention: Building Manager."

         3. First Oportunity to Lease Additional Space. Section 42 of the Lease is hereby deleted in its entirety.

         4. No Further Alterations to or Subleasing or Assignment of the Premises. Tenant acknowledges and agrees that, from and after Tenant's execution of this First Amendment, Tenant shall have no right to perform, or cause to be performed, any alterations in the Premises, nor shall Tenant have any right to sublease, or to permit the use or occupancy by any person other than Tenant and Tenant's employees of, all or any portion of the Premises. In additon, from and after the Tenant's execution of this First Amendment, in the event of any fire or other casualty, or condemnation, of all or any portion of the Premises, (i) Landlord shall have no obligation to repair or restore any portion of the Premises, (ii) Landlord may, in Landlord's sole discretion, elect to terminate the Lease with respect to the Premises.

         5. Surrender of Premises. Notwithstanding anything contained in this First Amendment or in any other provision of the Lease to the contrary, Tenant hereby agrees to surrender possession of the Premises, including, but not limited to, all improvements thereto (excluding trade fixtures and equipment which Tenant is entitled to remove pursuant to the Terms of the Lease, Tenant hereby specifically acknowledging and agreeing that Tenant has no right to remove any supplemental heating, ventilation or air conditioning equipment installed in or upon, or serving, the Premises), no later than five o'clock (5:00) p.m. eastern standard time on the Expiration Date as amended hereby (i.e,; December 19, 1997) in accordance with all terms and conditions of the Lease, free and clear of all tenancies and occupancies, "broom clean" and otherwise in the condition required under the Lease, THE TENANT HEREBY WAIVING ANY AND ALL NOTICES TO QUIT PROVIDED FOR IN THE LEASE OR PURSUANT TO CURRENT OR FUTURE LAW. On or before the Expiration Date (as amended hereby), Tenant shall also (a) return to the Landlord all keys, all parking passes or other access devices (if any) then in the possession, custody or subject to the control of the Tenant, and (b) remove all personal property of the Tenant and any alterations or leasehold improvements which the Tenant is required to remove from the Premises. Sections 17 and 18 of the Lease shall apply to Tenant's surrender of the Premises as if December 19, 1997 was the original Expiration Date of the Lease. If Tenant fails to surrender the Premises as required hereby on or before December 19, 1997, Tenant's failure to surrender the Premises shall be considered an Event of Default under the Lease, and Landlord may pursue any remedy available to it under the terms of the Lease or at law or in equity. Without limiting the preceding sentence, Tenant hereby agrees that, if Tenant fails to surrender possession of the Premises in accordance with this Section 5 on or before December 19, 1997, (a) the Tenant shall pay to the Landlord as damages for the Tenant's holdover a monthly sum (pro-rated on a daily basis for any partial month of holdover) equal to two hundred percent (200%) of the Base Rent in effect immediately prior to the Expiration Date, and (b) the Tenant shall defend, indemnify and hold the Landlord harmless from and against any and all claims, costs, damages, expenses, fees, liabilities or suits asserted against or incurred by the Landlord as a direct or indirect result of such holdover. If Tenant fails for any reason to surrender possession of the Premises in accordance with the provisions of this Section 5 on or before 5:00 p.m. on December 27, 1997, then, in addition to Landlord's remedies as set forth in the preceding sentence, the Surrender Fee set forth in this First Amendment shall be retained by Landlord as additional liquidated damages, and, at Landlord's option, this First Amendment may be declared null and void ab initio. Tenant specifically acknowledges and agrees that no provision of the Lease (including, but not limited to Section 34 thereof) or applicable law shall be deemed to extend the dates set forth in this Section 5, or to excuse or relieve Tenant from liability as set forth herein with respect to the failure to timely surrender the Premises as required pursuant to this Section 5. The Tenant hereby represents and warrants to the Landlord that the Tenant has not brought, stored or used any hazardous or toxic substances, materials or wastes in or upon the Premises, nor has the Tenant suffered any other person or entity to do any of the same.

         6. Brokerage. Tenant warrants and represents that no broker or agent other than Shuler Realty Group and KLNB, Inc. was instrumental in consummating this First Amendment and that no conversations or prior negotiations were had by Tenant with any other broker or agent concerning this First Amendment. Tenant agrees to defend, indemnify and hold Landlord harmless from and against any and all costs (including, but not limited to, court costs, investigation costs, and reasonable attorneys' fees), damages, claims, fees, expenses, liabilities or suits arising by reason of a breach by Tenant of the aforesaid representation and warranty, or by reason of any claim, demand or suit for commissions or other compensation with respect to this First Amendment claimed by any broker or agent (including, but not limited to Shuler Realty Group and KLNB, Inc.) which may arise out of any agreement or dealings or alleged agreement or dealings between Tenant and any such agent or broker.

         7. Interpretation. Except as otherwise defined herein, all defined terms and phrases herein shall have the same meaning as set forth in the Lease. In the event of any conflict between the Lease and this First Amendment, the terms of this First Amendment shall control.

         8. Confirmation. Except as otherwise expressly modified by the terms of this First Amendment, the Lease and each and every provision thereof shall remain unchanged and in full force and effect. Nothing herein contained shall be deemed to waive Tenant's obligation to pay any sums due Landlord from Tenant as of the date hereof. Tenant acknowledges that Landlord is not in default in the performance of any of its obligations under the Lease and that Tenant has no claims or set-offs of any kind against Landlord. The Tenant acknowledges and agrees that the Tenant shall have no right to collect or share in any rents in respect of any occupancy of all or any portion of the Leased Premises by any party after the Termination Date.

         9. Binding Effect. All of the covenants contained in this First Amendment, including, but not limited to, all covenants of the Lease as modified hereby, shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         10. Effectiveness. This First Amendment shall not be effective and binding unless and until that date on which the Landlord and a replacement tenant acceptable to the Landlord (in the Landlord's sole discretion) shall execute and deliver a lease acceptable to the Landlord (in the Landlord's sole discretion) for the Premises (a "Replacement Lease").

         11. Surrender Fee. As additional consideration for Landlord's agreement to enter into this First Amendment, Tenant shall pay to Landlord, upon delivery of the executed First Amendment, a non-refundable "Surrender Fee" of Forty Thousand Dollars ($40,000.00).

         12. Authority. Tenant and each person signing this First Amendment on behalf of Tenant hereby covenants and warrants that Tenant has full right and authority to enter into and to perform this First Amendment according to the terms hereof, and that each person signing this First Amendment on behalf of Tenant has been authorized to do so by all requisite corporate action.

         13. Further Assurances. The Tenant agrees to execute and deliver such further assurances of the Tenant's surrender of possession of the Premises, and the termination of the Lease, as may be necessary or desirable, in the Landlord's reasonable discretion, in connection with the leasing, financing, refinancing or sale of the Leased Premises or the Building in which the same is located, or for any other purpose.

         14. Survival. The terms of this First Amendment, as well as all indemnifications of the Landlord contained in the Lease, shall survive the termination of the Lease; provided that, nothing in this paragraph 14 shall be deemed to amend the terms of the Lease as set forth therein.

                   [signatures appear on the following page]

         IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their respective seals the day and year first above written.

                                       LANDLORD:

                                       WHITE PEARL INVESTMENT COMPANY, a
                                       Delaware corporation

[Corporate Seal]

                                      By: /s/ Jonathan J. Feucht
                                      ----------------------------------------
                                      Name: Jonathan J. Feucht
                                            ----------------------------------
                                      Title: Assistant Secretary
                                             ---------------------------------


                                      By:
                                         -------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------


                                      TENANT:

                                      TCSI CORPORATION, a Nevada corporation

                                      By: /s/ Arthur H. Wilder
                                         -------------------------------------
                                      Name: Arthur H. Wilder
                                            ----------------------------------
                                      Title: Vice President
                                             ---------------------------------

L.S.
[Corporate Seal]

                                       By: /s/ Ram Banin
                                          ----------------------------------
                                       Name: Ram Banin
                                             -------------------------------
                                       Title: President
                                             --------------------------------